Exhibit 99

NEWS RELEASE

Northern Trust Corporation

50 South LaSalle Street

Chicago, Illinois 60675

Contact: Bev Fleming, Investor Relations

(312) 444-7811 or

Sue Rageas, Public Relations

(312) 444-4279	http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD 2004 SECOND QUARTER EARNINGS PER SHARE OF $.59, UP 97% FROM THE PRIOR YEAR.

(Chicago, July 21, 2004) Northern Trust Corporation today reported record net income per common share of $.59 for the second quarter, an increase of 97% from $.30 per share earned a year ago. Net income also increased 97% to $130.8 million from $66.6 million earned in the second quarter of last year. This performance resulted in a return on average common equity of 16.91%. The prior year’s second quarter results included net charges totaling $.14 per common share relating to actions taken to reduce operating costs and strategically position Northern Trust for improved profitability and the sale of the defined contribution recordkeeping business.

William A. Osborn, Chairman and Chief Executive Officer, commented, “This quarter’s strong performance was driven by record trust fees and foreign exchange trading profits, as well as continued improvement in credit quality. We are also pleased to report that assets under administration rose 26% to $2.3 trillion, while assets under management increased 25% to $527 billion, both reaching record levels. We continue to concentrate our resources on providing superior products and services in our target markets. This focused strategy allows us to build our franchise in dynamic segments of the financial services industry where we can best capitalize on our competitive position.”

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SECOND QUARTER PERFORMANCE HIGHLIGHTS

Revenues of $585.1 million were up 6% from $551.2 million in last year’s second quarter. Adjusting for the prior year gain on the sale of a retail branch, revenues grew 10%. The revenue improvement reflects record trust fees of $336.2 million in the quarter, up 14% from $293.9 million in the second quarter of last year, and record foreign exchange trading profits of $47.5 million, up from $32.8 million last year. Trust fees represented 57% of total second quarter revenues, and total fee-related income represented 75% of total revenues.

Trust fees from Corporate & Institutional Services (C&IS) in the quarter were up 20% to $176.2 million from $147.3 million in the year-ago quarter, reflecting strong growth in all products and services, improved equity markets and net new business. Custody fees increased 28% to $69.0 million for the quarter, reflecting strong growth in global custody revenues, while fees from asset management grew 9% to $56.4 million. Securities lending fees increased 29% to $36.3 million reflecting higher lending volumes, partially offset by lower spreads earned on the investment of collateral. Securities lending volume in both years’ second quarters benefited from the international dividend season.

C&IS assets under administration totaled $2.09 trillion at June 30, 2004 compared with $1.96 trillion at December 31, 2003 and $1.66 trillion at June 30, 2003. C&IS assets under management totaled $422.5 billion compared with $374.3 billion at December 31, 2003 and $329.2 billion at June 30, 2003. Assets under administration include $828.5 billion of global custody assets, an increase of 41% compared with $589.2 billion one year ago. Net new recurring C&IS trust business transitioned during the first six months is estimated to represent approximately $31 million in annualized fees.

Trust fees from Personal Financial Services (PFS) in the quarter increased 9% and totaled $160.0 million compared with $146.6 million a year-ago. The increase in PFS trust fees resulted primarily from improved equity markets and net new business. Revenue growth was broad-based, with all regions and our Wealth Management Group reporting year-over-year

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

increases in trust fees. Personal trust assets under administration totaled $205.5 billion at June 30, 2004, compared with $195.0 billion at December 31, 2003 and $172.9 billion at June 30, 2003. Of the total assets under administration, $104.9 billion is managed by Northern Trust compared with $104.3 billion at December 31, 2003 and $94.2 billion at June 30, 2003. Net new recurring PFS trust business transitioned during the first six months is estimated to represent approximately $19 million in annualized fees.

Foreign exchange trading profits were a record $47.5 million in the quarter compared with $32.8 million in the second quarter of last year. The improvement reflects continued volatility in the major currencies and increased client activity. Treasury management fees in the quarter were $22.7 million compared with $24.3 million in the same quarter last year. Revenues from security commissions and trading income were $12.9 million compared with the record $15.0 million recorded in the prior year quarter. Other operating income was $19.2 million for the second quarter compared with $35.1 million in the same period last year. The prior year period included a $17.8 million gain from the sale of a retail branch.

Net interest income for the quarter stated on a fully taxable equivalent basis, totaled $146.5 million, down 2% from $150.1 million reported in the prior year quarter. The decline is primarily the result of an interest adjustment in a client account recognized in the quarter. The net interest margin decreased to 1.60% from 1.76% in the prior year quarter due primarily to a decline in the average yield of the residential mortgage loan portfolio attributable to the prior year refinancing activity and the growth in lower margin short-term money market assets. Total average earning assets of $36.8 billion were 7% higher than a year ago with the increase concentrated in money market assets and securities. Average money market assets increased 28% to $11.0 billion. Securities increased 5% and averaged $8.5 billion with the increase concentrated primarily in short-term U.S. agency securities, while average loans declined 1% to $17.3 billion.

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

The reserve for credit losses at June 30, 2004 was virtually unchanged from the previous quarter-end level, reflecting no provision for credit losses and net charge-offs of $.1 million. Nonperforming loans totaled $67.1 million at June 30, 2004, down from $80.0 million at December 31, 2003 and $107.5 million at June 30, 2003. The provision for the prior year second quarter was $7.5 million and net charge-offs totaled $4.9 million. Reserves available for credit losses totaled $151.4 million and included $9.5 million allocated to loan commitments and other off-balance sheet credit exposures. The remaining $141.9 million reserve assigned to loans and leases at June 30, 2004 represented a reserve to loan ratio of .81% compared with .92% a year ago. Nonperforming loans of $67.1 million at quarter-end represented .38% of total loans and were covered 2.1 times by the reserve assigned to loans and leases.

Noninterest expenses totaled $377.2 million for the quarter, down 9% from $412.5 million in the year-ago quarter. The prior year quarter included expenses resulting from severance and outplacement costs ($22.9 million), reduced office space needs ($16.1 million) and the standardization, replacement and elimination of software ($9.5 million). The current year expenses reflect an increase of 4% after adjusting for these prior year items.

Compensation and employee benefit expenses totaled $209.7 million. This compares with $211.7 million last year, which included $19.5 million in severance-related costs. Current period compensation expense reflects annual salary increases and higher incentive compensation. Employee benefits increased 25% as a result of increased pension and health care costs and higher performance-based ESOP expense. The compensation and employee benefit increases were partially offset by lower staffing levels. Staff on a full-time equivalent basis at June 30, 2004 totaled 8,030 compared with 8,239 a year ago. The decline in staffing levels resulted from Northern Trust’s previously disclosed strategic business review, offset in part by staffing increases for new offices and other strategic initiatives.

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

Other expense categories totaled $167.5 million, down 17% from $200.8 million last year. The prior year quarter included the charges associated with reduced office space ($16.1 million), the standardization, replacement and elimination of software ($9.5 million) and outplacement benefits ($3.4 million). Other expenses decreased 3% after adjusting for these prior year items.

The provision for income taxes was $63.6 million for the second quarter compared with $36.7 million in the year ago quarter. The higher tax provision in 2004 primarily reflects the impact of higher earnings partially offset by the favorable resolution of certain state income tax matters.

BALANCE SHEET

Balance sheet assets averaged $41.0 billion for the quarter, up 6% from last year’s second quarter average of $38.6 billion. Money market assets averaged $11.0 billion, up 28% while the securities portfolio averaged $8.5 billion, up 5% from last year. Loans and leases averaged $17.3 billion for the quarter, down 1% from the prior year.

Residential mortgages averaged $7.9 billion in the quarter, up 2% from the prior year’s second quarter, and represented 46% of the total average loan portfolio. Commercial and industrial loans averaged $3.4 billion, down 15% from $4.0 billion last year, while personal loans increased 1% to average $2.5 billion compared with last year’s second quarter.

Common stockholders’ equity averaged a record $3.1 billion, up 7% from last year’s second quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation’s share buyback program. During the quarter, the Corporation acquired 863,372 shares at a cost of $36.4 million. An additional 8.4 million shares are authorized for purchase after June 30, 2004 under the previously announced share buyback program.

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SIX-MONTH PERFORMANCE HIGHLIGHTS

Net income per common share of $1.15 was 60% higher than the $.72 reported in 2003. Net income was $258.3 million compared with $161.3 million earned last year and resulted in a return on average common equity of 16.83% and a return on average assets of 1.29%.

As a result of the 2003 second quarter sale of the assets of Northern Trust Retirement Consulting, L.L.C. (NTRC), its operating results for all periods presented have been shown as discontinued operations in Northern Trust’s consolidated statement of income. The net income from discontinued operations in the current year totaled $.3 million compared with a $16.7 million net loss in the prior year, which included the $20.2 million pre-tax loss on the sale and NTRC’s net loss from operations.

Revenues of $1.16 billion were up 10% from the $1.06 billion last year. Trust fees were $664.1 million for the period, up 16% compared with $574.5 million last year. Trust fees represented 57% of total revenues and total fee-related income represented 74% of total revenues.

Trust fees from Corporate & Institutional Services (C&IS) increased 21% to $342.5 million from $283.5 million in the year-ago period. Custody fees increased 26% to $134.3 million for the period, reflecting strong growth in global custody revenues, while fees from asset management grew 14% to $114.5 million. Securities lending fees totaled $64.2 million compared with $50.1 million last year reflecting higher volumes, partially offset by lower spreads earned on the investment of collateral.

Trust fees from Personal Financial Services (PFS) in the period increased 11% and totaled $321.6 million compared with $291.0 million last year. The increase in PFS trust fees resulted primarily from improved equity markets and net new business. Revenue growth was broad-based, with all regions and our Wealth Management Group reporting a year-over-year increase in trust fees.

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SIX-MONTH PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading profits were $88.9 million in the period compared with $53.5 million last year. Treasury management fees were $45.7 million, down 5% from the comparable period last year. Revenues from security commissions and trading income were $27.4 million compared with $27.8 million in the prior year. Other operating income was $38.9 million for the period compared with $52.6 million in the same period last year. The prior year included a $17.8 million gain from the sale of a retail branch.

Net interest income for the six months, stated on a fully taxable equivalent basis, totaled $298.2 million, a decline of 2% from the $303.6 million reported in the prior year period. The net interest margin decreased to 1.66% from 1.81% in the prior year due in large part to a decline in the yield on the residential mortgage loan portfolio due to the impact of refinancing activity and the growth in lower margin short-term money market assets. Total average earning assets of $36.0 billion were 7% higher than a year ago with the increase concentrated in money market assets, which were up 23% and averaged $10.4 billion for the period. Average securities increased 7% to average $8.3 billion while average loans were down 2% to $17.3 billion.

The 2004 provision for credit losses was a negative $5.0 million compared with $12.5 million required in 2003. Improved credit quality led to the negative provision for the current year. Net charge-offs totaled $.8 million and represented .01% of average loans compared with $8.3 million or .10% of average loans in 2003.

Noninterest expenses totaled $754.7 million for the period, down 1% from $762.0 million a year-ago. The prior year included the second quarter charges for severance, office space and software write-downs, which totaled $48.5 million.

Compensation and employee benefits represented 55% of total operating expenses and totaled $413.5 million. This compared with $404.2 million last year, which included $19.5 million in severance-related costs. The current period expenses reflect annual salary increases, higher incentive compensation and increased retirement and health care costs.

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SIX-MONTH PERFORMANCE HIGHLIGHTS (continued)

Other expense categories totaled $341.2 million for the period, down 5% from $357.8 million in 2003. The prior year included the costs associated with reduced office space ($16.1 million), the standardization, replacement and elimination of software ($9.5 million) and outplacement benefits ($3.4 million). The current period reflects higher expenses associated with investments in technology that increased software amortization, higher insurance premiums and growth driven increases in fees for global custody and asset management sub-advisor services, and higher costs associated with operating risks related to servicing and managing financial assets. These increases were partially offset by lower expenses from strategic initiatives implemented in 2003 to reduce operating costs.

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, and the effects of any extraordinary events and various other matters (including developments in litigation and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “strategy,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2003 Annual Report to Shareholders, including the

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FORWARD-LOOKING STATEMENTS (continued)

section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, geopolitical, interest rate, market and credit risks, competitive conditions, changes in U.S. and worldwide securities markets, changes in foreign exchange rates, Northern Trust’s success in executing various parts of its business plans, the impact of the divestiture or discontinuance of portions of Northern Trust’s business, operating and technology risks (including material systems interruptions, human errors or omissions, fraud, and breaches of internal controls), risks associated with regulatory and tax law changes, and risks and uncertainties inherent in the regulatory and litigation processes. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast live on July 21, 2004. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/aboutus/news/financial_releases.html

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 1:00 p.m. CDT on July 21, 2004 through 6:00 p.m. CDT on July 28, 2004. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ In Millions Except Per Share Data)	SECOND QUARTER
	2004	2003	% Change (*)
Noninterest Income
Trust Fees	$336.2	$293.9	14%
Foreign Exchange Trading Profits	47.5	32.8	45
Treasury Management Fees	22.7	24.3	(7)
Security Commissions & Trading Income	12.9	15.0	(14)
Other Operating Income	19.2	35.1	(45)
Investment Security Transactions	0.1	—	—

Total Noninterest Income	438.6	401.1	9

Interest Income (Taxable Equivalent)	270.8	283.3	(4)
Interest Expense	124.3	133.2	(7)

Net Interest Income (Taxable Equivalent)	146.5	150.1	(2)

Total Revenue (Taxable Equivalent)	585.1	551.2	6

Noninterest Expenses
Compensation	166.8	177.4	(6)
Employee Benefits	42.9	34.3	25
Occupancy Expense	31.0	45.2	(31)
Equipment Expense	20.4	22.7	(10)
Other Operating Expenses	116.1	132.9	(13)

Total Noninterest Expenses	377.2	412.5	(9)

Provision for Credit Losses	—	7.5	N/M
Taxable Equivalent Adjustment	13.5	13.1	3

Income from Continuing Operations before Income Taxes	194.4	118.1	65
Provision for Income Taxes	63.6	36.7	73

Income from Continuing Operations	130.8	81.4	61

Income (Loss) from Discontinued Operations of NTRC	—	(4.1)	—
Loss on Disposal of NTRC	—	(20.2)	—
Income Tax Benefit (Expense)	—	9.5	—

Net Income (Loss) from Discontinued Operations	—	(14.8)	—

NET INCOME	$130.8	$66.6	97%

Per Common Share
Income from Continuing Operations
Basic	$0.60	$0.37	62%
Diluted	0.59	0.36	64
Net Income
Basic	$0.60	$0.30	100%
Diluted	0.59	0.30	97

Return on Average Common Equity	16.91%	9.16%
Average Common Equity	$3,112.5	$2,903.2	7%
Return on Average Assets	1.28%	0.69%

Common Dividend Declared per Share	$0.19	$0.17	12%
Preferred Dividends (millions)	—	0.3	(100)

Average Common Shares Outstanding (000s)
Basic	219,827	220,297
Diluted	223,350	223,846
Common Shares Outstanding (EOP)	219,816	220,780

(*)	Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

Note:	Certain reclassifications have been made to the prior period’s financial statements to place them on a basis comparable with the current period’s financial statements.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ In Millions Except Per Share Data)	SIX MONTHS
	2004	2003	% Change (*)
Noninterest Income
Trust Fees	$664.1	$574.5	16%
Foreign Exchange Trading Profits	88.9	53.5	66
Treasury Management Fees	45.7	48.3	(5)
Security Commissions & Trading Income	27.4	27.8	(1)
Other Operating Income	38.9	52.6	(26)
Investment Security Transactions	0.1	—	—

Total Noninterest Income	865.1	756.7	14

Interest Income (Taxable Equivalent)	538.4	570.7	(6)
Interest Expense	240.2	267.1	(10)

Net Interest Income (Taxable Equivalent)	298.2	303.6	(2)

Total Revenue (Taxable Equivalent)	1,163.3	1,060.3	10

Noninterest Expenses
Compensation	332.2	335.7	(1)
Employee Benefits	81.3	68.5	19
Occupancy Expense	61.7	73.2	(16)
Equipment Expense	40.5	45.1	(10)
Other Operating Expenses	239.0	239.5	N/M

Total Noninterest Expenses	754.7	762.0	(1)

Provision for Credit Losses	(5.0)	12.5	(140)
Taxable Equivalent Adjustment	26.7	25.9	3

Income from Continuing Operations before Income Taxes	386.9	259.9	49
Provision for Income Taxes	128.9	81.9	57

Income from Continuing Operations	258.0	178.0	45

Income (Loss) from Discontinued Operations of NTRC	0.5	(7.1)	—
Loss on Disposal of NTRC	—	(20.2)	—
Income Tax Benefit (Expense)	(0.2)	10.6	—

Net Income (Loss) from Discontinued Operations	0.3	(16.7)	—

NET INCOME	$258.3	$161.3	60%

Per Common Share
Income from Continuing Operations
Basic	$1.17	$0.80	46%
Diluted	1.15	0.79	46
Net Income
Basic	$1.17	$0.73	60%
Diluted	1.15	0.72	60

Return on Average Common Equity	16.83%	11.21%
Average Common Equity	$3,087.5	$2,887.6	7%
Return on Average Assets	1.29%	0.86%

Common Dividends Declared per Share	$0.38	$0.34	12%
Preferred Dividends (millions)	—	0.7	(100)

Average Common Shares Outstanding (000s)
Basic	219,965	220,335
Diluted	223,867	223,642
Common Shares Outstanding (EOP)	219,816	220,780

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)	JUNE 30
	2004	2003	% Change (*)
Assets
Money Market Assets	$12,607.2	$8,568.1	47%
Securities
U.S. Government	52.6	104.5	(50)
Federal Agency and Other	7,832.1	6,807.6	15
Municipal	935.7	877.3	7
Trading Account	3.3	10.7	(69)

Total Securities	8,823.7	7,800.1	13
Loans and Leases	17,572.8	17,956.2	(2)

Total Earning Assets	39,003.7	34,324.4	14
Reserve for Credit Losses Assigned to Loans	(141.9)	(165.2)	(14)
Cash and Due from Banks	1,972.8	2,340.1	(16)
Trust Security Settlement Receivables	163.9	176.0	(7)
Buildings and Equipment, net	480.2	508.9	(6)
Other Nonearning Assets	1,800.6	1,886.8	(5)

Total Assets	$43,279.3	$39,071.0	11%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,731.3	$8,569.0	2%
Other Time	323.2	305.9	6
Foreign Office Time	12,948.5	10,302.7	26

Total Interest-Bearing Deposits	22,003.0	19,177.6	15
Borrowed Funds	9,018.3	7,702.4	17
Senior Notes and Long-Term Debt	1,490.4	1,583.2	(6)

Total Interest-Related Funds	32,511.7	28,463.2	14
Demand & Other Noninterest-Bearing Deposits	5,876.1	6,121.7	(4)
Other Liabilities	1,713.4	1,540.0	11

Total Liabilities	40,101.2	36,124.9	11
Common Equity	3,178.1	2,946.1	8
Preferred Equity	—	—	—

Total Liabilities and Stockholders’ Equity	$43,279.3	$39,071.0	11%

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)	SECOND QUARTER
	2004	2003	% Change (*)
Assets
Money Market Assets	$11,015.3	$8,597.8	28%
Securities
U.S. Government	73.1	109.5	(33)
Federal Agency and Other	7,538.0	7,164.6	5
Municipal	929.0	872.1	7
Trading Account	5.8	7.5	(21)

Total Securities	8,545.9	8,153.7	5
Loans and Leases	17,294.3	17,546.7	(1)

Total Earning Assets	36,855.5	34,298.2	7
Reserve for Credit Losses Assigned to Loans	(144.9)	(163.8)	(12)
Nonearning Assets	4,289.7	4,426.7	(3)

Total Assets	$41,000.3	$38,561.1	6%

Liabilities and Stockholders’ Equity

Interest-Bearing Deposits
Savings	$8,831.9	$8,366.2	6%
Other Time	298.2	327.6	(9)
Foreign Office Time	12,156.3	10,341.0	18

Total Interest-Bearing Deposits	21,286.4	19,034.8	12
Borrowed Funds	8,015.9	8,416.8	(5)
Senior Notes and Long-Term Debt	1,490.5	1,616.2	(8)

Total Interest-Related Funds	30,792.8	29,067.8	6
Demand & Other Noninterest-Bearing Deposits	5,385.6	4,942.0	9
Other Liabilities	1,709.4	1,572.9	9

Total Liabilities	37,887.8	35,582.7	6
Common Equity	3,112.5	2,903.2	7
Preferred Equity	—	75.2	—

Total Liabilities and Stockholders’ Equity	$41,000.3	$38,561.1	6%

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA ($ In Millions Except Per Share Data)	2004 Quarters		2003 Quarters
	Second	First	Fourth	Third	Second
Net Income Summary
Trust Fees	$336.2	$327.9	$310.6	$304.0	$293.9
Other Noninterest Income	102.4	98.6	83.5	87.4	107.2
Net Interest Income (Taxable Equivalent)	146.5	151.7	149.6	147.4	150.1

Total Revenue (Taxable Equivalent)	585.1	578.2	543.7	538.8	551.2
Provision for Credit Losses	—	(5.0)	(15.0)	5.0	7.5
Noninterest Expenses	377.2	377.5	347.4	347.4	412.5

Pretax Income (Taxable Equivalent)	207.9	205.7	211.3	186.4	131.2
Taxable Equivalent Adjustment	13.5	13.2	13.4	13.1	13.1
Provision for Income Taxes	63.6	65.3	67.4	58.5	36.7

Income from Continuing Operations	130.8	127.2	130.5	114.8	81.4
Discontinued Operations/Loss on Sale of NTRC	—	0.3	(0.8)	(1.0)	(14.8)

Net Income	$130.8	$127.5	$129.7	$113.8	$66.6

Per Common Share

Net Income - Basic	$0.60	$0.58	$0.59	$0.52	$0.30
- Diluted	0.59	0.57	0.58	0.51	0.30
Dividend Declared	0.19	0.19	0.19	0.17	0.17
Book Value (EOP)	14.46	14.15	13.88	13.62	13.34
Market Value (EOP)	42.28	46.59	46.28	42.35	41.60

Ratios
Return on Average Common Equity	16.91%	16.74%	17.15%	15.40%	9.16%
Return on Average Assets	1.28	1.30	1.25	1.15	0.69
Net Interest Margin	1.60	1.73	1.63	1.67	1.76
Productivity Ratio - Continuing Operations	155%	153%	157%	155%	134%
Risk-based Capital Ratios
Tier 1	11.1%	11.2%	11.1%	10.8%	11.0%
Total (Tier 1 + Tier 2)	13.9	14.1	14.0	13.8	14.2
Leverage	7.9	8.0	7.6	7.8	7.8

Trust Assets ($ in Billions) - EOP
Corporate	$2,091.7	$2,083.6	$1,960.1	$1,736.2	$1,657.0
Personal	205.5	204.8	195.0	180.8	172.9

Total Trust Assets	$2,297.2	$2,288.4	$2,155.1	$1,917.0	$1,829.9

Memo: Managed Assets	$527.4	$520.8	$478.6	$435.7	$423.4

Asset Quality ($ in Millions) - EOP
Nonaccrual Loans	$67.1	$71.6	$80.0	$99.8	$107.5
Other Real Estate Owned (OREO)	0.8	0.5	0.3	0.4	0.4

Total Nonperforming Assets	$67.9	$72.1	$80.3	$100.2	$107.9

Nonperforming Assets / Loans & OREO	0.39%	0.42%	0.45%	0.56%	0.60%

Gross Charge-offs	$0.6	$4.1	$5.0	$5.9	$5.4
Less: Gross Recoveries	0.5	3.4	4.5	0.9	0.5

Net Charge-offs	$0.1	$0.7	$0.5	$5.0	$4.9

Net Charge-offs (Annualized) to Average Loans	0.00%	0.02%	0.01%	0.11%	0.11%
Reserve for Credit Losses Assigned to Loans	$141.9	$143.4	$149.2	$164.9	$165.2
Reserve to Nonaccrual Loans	211%	200%	186%	165%	154%
Reserve for Other Credit-Related Exposures	$9.5	$8.1	$8.0	$7.8	$7.5